UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 11, 2008

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As part of the Company’s overall cost reduction efforts in response to current economic conditions, on December 11, 2008, the Compensation Committee approved the recommendation by senior executives that their base salaries be reduced beginning in January 2009. The salaries of the Company’s U.S. payroll named executive officers will be reduced by 10%, except for James J. Kim, the Company’s Chairman and Chief Executive Officer, who recommended that his salary be reduced by 50%. These salary reductions are part of a 10% reduction in the base salaries for all of the Company’s U.S. payroll employees beginning in January 2009. Mr. KyuHyun Kim, as a non-U.S. payroll employee, is not affected by this action. Mr. KyuHyun Kim has recommended that his Korean-based compensation for 2009 be reduced by approximately 20% in connection with cost reduction measures in the Company’s manufacturing operations.
The Compensation Committee also approved the recommendation by senior executives that no cash bonus awards be made for the 2009 fiscal year under the Company’s 2007 Executive Incentive Bonus Plan (the “Executive Bonus Plan”). Bonus awards for the 2008 fiscal year are expected to be paid in the first quarter of 2009 to the extent earned under the Executive Bonus Plan, except for the bonus for Mr. James J. Kim. To lead by example with respect to the Company’s cost reduction initiatives, Mr. Kim recommended to the Compensation Committee that he receive no bonus for 2008 and the Committee has approved that recommendation.
Item 8.01. Other Events.
On December 11, 2008, Amkor issued a press release announcing that it has entered into a memorandum of understanding with plaintiffs to settle the securities class action litigation filed against Amkor and certain of its current and former officers and directors relating to, among other matters, Amkor’s historical stock option practices.
Additional information about the purported class action and the proposed settlement is contained in the press release attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Text of Press Release dated December 11, 2008, which is filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008	Amkor Technology, Inc.

/s/ Gil C. Tily Gil C. Tily
Executive Vice President, Chief Administrative Officer & General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Text of Press Release dated December 11, 2008